Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Relations:

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Celsius Holdings Announces Closing of Public Offering of Common Stock and
Full Exercise of Underwriters’ Option to Purchase Additional Shares

Boca Raton, FL. – September 16, 2019 – Celsius Holdings, Inc. (NASDAQ: CELH) (the “Company” or “CELH”) today announced the closing of its previously announced underwritten registered public offering of 7,986,110 shares of its common stock, inclusive of 1,041,666 shares sold upon full exercise of the underwriters’ option to purchase additional shares of common stock, at a price to the public of $3.60 per share. All shares of common stock were sold by the Company. Certain directors and affiliates of the Company purchased an aggregate of 1,111,110 shares of common stock in the offering.

The total gross proceeds from the offering are expected to be approximately $28.7 million. After deducting the underwriters’ discount and other estimated offering expenses payable by the Company, the net proceeds are expected to be approximately $26.9 million.

B. Riley FBR acted as sole bookrunner for the offering. Ladenburg Thalmann and Maxim Group LLC acted as co-managers for the offering.

The offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-228888) that was declared effective by the Securities and Exchange Commission (“SEC”) on February 1, 2019. The shares were offered only by means of a prospectus. A final prospectus supplement describing the terms of the offering and the accompanying base prospectus were filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Alternatively, copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from B. Riley FBR, Inc., Attention: Prospectus Department, 1300 17th St. North, Ste. 1300, Arlington, VA 22209, or by email at prospectuses@brileyfbr.com, or by telephone at (703) 312-9580.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global company with a proprietary, clinically proven formula for its brand CELSIUS® and all its sub-brands. A lifestyle fitness drink and a pioneer in the rapidly growing performance energy sector, CELSIUS® has four beverage lines that each offer proprietary, functional, healthy-energy formulas clinically-proven to offer significant health benefits to its users. The four lines include, CELSIUS® Originals, CELSIUS HEAT™, CELSIUS® On-the-Go, and CELSIUS® Sweetened with Stevia. CELSIUS® has zero sugar, no preservatives, no aspartame, no high fructose corn syrup, and is non-GMO, with no artificial flavors or colors. The CELSIUS® line of products is Certified Kosher and Vegan. CELSIUS® is also soy and gluten-free and contains very little sodium. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. CELSIUS® is sold nationally at Target, CVS, GNC, Vitamin Shoppe, 7-Eleven, Dick’s Sporting Goods, The Fresh Market, Sprouts and other key regional retailers such as HEB, Publix, Winn-Dixie, Harris Teeter, Shaw’s and Food Lion. It is also available on Amazon, at fitness clubs and in select micro-markets across the country.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this press release include statements about the Company’s expectations regarding the completion of its proposed public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares, the outcome and impact of the proposed Func Food Acquisition and the anticipated use of proceeds from the offering. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with the Company’s business and finances in general. In addition, please refer to the risk factors contained in the Company’s Form 10-K for the fiscal year ended December 31, 2018, the Company’s Form 10-Q for the fiscal quarter ended June 30, 2019 and other SEC filings available at www.sec.gov. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.